Exhibit 99.1

Magnite Reports First Quarter 2021 Results
Magnite Total Revenue of $60.7 million for Q1, up 67% Year over Year
Newly Acquired SpotX Accelerates CTV Scale and Growth
LOS ANGELES, California – May 10, 2021 – Magnite, Inc. (Nasdaq: MGNI), the world's largest independent omnichannel sell-side advertising platform, today reported its results of operations for the quarter ended March 31, 2021. First quarter 2021 financial results of Magnite represent the combined performance of Magnite and Telaria, which merged on April 1, 2020. First quarter 2020 comparative numbers do not include results from Telaria, unless noted as pro-forma.
Recent Magnite Highlights
•SpotX acquisition closed on April 30, 2021
•Revenue was $60.7 million for Q1 2021, up 67% from Q1 2020 on an as reported basis and up 18% on a pro-forma basis(1)
•CTV revenue for Q1 2021 was $12.0 million up 32% year over year on a pro-forma basis(1)
•Net loss for Q1 2021 was $12.9 million, or loss per share of $0.11, compared to net loss of $9.7 million, or loss per share of $0.18 for Q1 of 2020
•Adjusted EBITDA(2) was $9.4 million for Q1 2021 for a margin of 15%, as compared to Adjusted EBITDA of $2.8 million for Q1 of 2020
•Non-GAAP income per share(2) was $0.03 for Q1 2021, compared to $0.06 non-GAAP loss per share for Q1 of 2020
Recent SpotX Highlights (preliminary & unaudited):
•Revenue was $48.0 million for Q1 2021, up 66% over Q1 2020
•Revenue excluding Traffic Acquisition Costs (Revenue ex-TAC)(2) for Q1 was $31.2 million, up 45% year over year, of which $19.7 million was attributable to CTV, up 70% year over year
Expectations:
• Revenue ex-TAC(2) for Q2 2021 to be between $92 million to $96 million, which does not include SpotX results for April, the pre-acquisition period
•Revenue ex-TAC(2) attributable to CTV expected to be between $30 million to $34 million, which does not include SpotX results for April, the pre-acquisition period
•Revenue ex-TAC(2) attributable to CTV expected to grow greater than 90% year over year for pro-forma full quarter Q2 2021 (combined company results as if the acquisition occurred on April 1, 2021)
•Adjusted EBITDA operating expenses(3) to be between $68 to $70 million for Q2 2021, which does not include SpotX results for April, the pre-acquisition period
•Adjusted EBITDA operating expenses(3) to be between $76 to $79 million for Q3 2021
•Q2 Adjusted EBITDA margin(4) in Q2 2021 to be approximately 27%, which does not include SpotX results for April, the pre-acquisition period

“We had a strong start to 2021, led by continued strength in technology, health and retail ad spend sectors leading to growth across all channels and formats. We see very encouraging growth from lagging sectors such as travel, entertainment, and auto as vaccine rollouts continue,” said Michael G. Barrett, President and CEO of Magnite. “Our CTV growth was solid and we have seen growth trends meaningfully improve in Q2. Of particular note SpotX, which was not in our reported Q1 results, posted 70% CTV Revenue ex-TAC growth. On a pro forma combined company basis, including SpotX, CTV would have represented 35% of Q1 Revenue ex-TAC and a growth rate of 53% from the prior year. Our position as the leading independent CTV platform will allow us to better serve our clients in this fastest growing segment of the market, which we expect to take meaningful share from linear TV over the next several years.”

First quarter 2021 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended
	March 31, 2021	March 31, 2020	Change Favorable/ (Unfavorable)
Revenue	$60.7	$36.3	67%
Net loss	($12.9)	($9.7)	(33)%
Adjusted EBITDA(2)	$9.4	$2.8	236%
Adjusted EBITDA operating expenses(3)	$51.4	$33.5	53%
Adjusted EBITDA margin(4)	15%	8%	7 ppt
Basic income (loss) per share	($0.11)	($0.18)	39%
Diluted income (loss) per share	($0.11)	($0.18)	39%
Non-GAAP income (loss) per share(2)	$0.03	($0.06)	150%

Footnotes:
(1)	When comparisons are referred to as pro-forma, Telaria results in the prior year period in Q1 2020 are added in order to provide additional insights to business performance.
(2)	Adjusted EBITDA, Adjusted EBITDA operating expenses, non-GAAP income (loss) per share, and Revenue ex-TAC are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.
(3)	Adjusted EBITDA operating expenses is calculated as revenue less Adjusted EBITDA.
(4)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue.
First quarter 2021 Results Conference Call and Webcast:
The Company will host a conference call on May 10, 2021 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its first quarter of 2021.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Magnite conference call
Simultaneous audio webcast:	investor.magnite.com under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10155277
Webcast link:	investor.magnite.com under "Events and Presentations"
About Magnite
We’re Magnite (NASDAQ: MGNI), the world’s largest independent sell-side advertising platform. Publishers use our technology to monetize their content across all screens and formats—including desktop, mobile, audio and CTV. And the world's leading agencies and brands trust our platform to access brand-safe, high-quality ad inventory and execute billions of advertising transactions each month. Anchored in sunny Los Angeles, bustling New York City, historic London, and down under in Sydney, Magnite has offices across North America, EMEA, LATAM and APAC.

Note: Magnite and the Magnite logo are service marks of Magnite, Inc.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning the acquisition of SpotX, Inc. ("SpotX," and such acquisition the "SpotX Acquisition") or the anticipated benefits thereof; statements concerning potential synergies from the SpotX Acquisition; statements concerning the potential impacts of the COVID-19 pandemic on our business operations, financial condition, and results of operations and on the world economy; our anticipated financial performance; anticipated benefits or effects related to our completed merger with Telaria, Inc. ("Telaria" and such merger the "Telaria Merger"); strategic objectives, including our focus on connected television ("CTV"), mobile, video, header bidding, Demand Manager, identity solutions, and private marketplace opportunities; investments in our business; development of our technology; industry growth rates for ad-supported CTV and the shift in video consumption from linear TV to CTV; introduction of new offerings; the impact of transparency initiatives we may undertake; the impact of our traffic shaping technology on our business; the effects of our cost reduction initiatives; scope and duration of client relationships; the fees we may charge in the future; business mix and expansion of our CTV, mobile, video, and private marketplace offerings; sales growth; client utilization of our offerings; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; certain statements regarding future operational performance measures including ad requests, fill rate, paid impressions, average CPM, take rate, and advertising spend; benefits from supply path optimization; and other statements that are not historical facts. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. Risks that our business face include, but are not limited to, the following: our ability to realize the anticipated benefits of the SpotX Acquisition; our ability to comply with the terms of our financing arrangements; increases in our debt leverage may put us at greater risk of defaulting on our debt obligations and limit our ability to conduct necessary operating activities make strategic investments, respond to changing market conditions, or obtain future financing on favorable terms; conversion of our Convertible Notes will dilute the ownership interest of existing stockholders, or may otherwise depress the price of our common stock; the severity, magnitude, and duration of the COVID-19 pandemic, including impacts of the pandemic and of responses to the pandemic by governments, business and individuals on our operations, personnel, buyers, sellers, and on the global economy and the advertising marketplace; our vulnerability to the depletion of cash resources as a result of impacts of the COVID-19 pandemic; our CTV spend may grow more slowly than we expect if industry growth rates for ad supported CTV are not accurate, if CTV sellers fail to adopt programmatic advertising solutions or if we are unable to maintain or increase access to CTV advertising inventory; we may not realize the anticipated benefits of the Telaria Merger; we may be unsuccessful in our Supply Path Optimization efforts; our ability to introduce new offerings and bring them to market in a timely manner, and otherwise adapt in response to client demands and industry trends; uncertainty of our estimates and expectations associated with new offerings; lack of adoption and market acceptance of our Demand Manager solution; our technology development efforts may be inefficient or ineffective, or not keep pace with competitors; we must increase the scale and efficiency of our technology infrastructure to support our growth; the emergence of header bidding has increased competition from other demand sources and may cause infrastructure strain and added costs; our access to mobile inventory may be limited by third-party technology or lack of direct relationships with mobile sellers; we may experience lower take rates, which may not be offset by increase in the volume of ad requests, improvements in fill-rate, and/or increases in the value of transactions through our platform; the impact of requests for discounts, fee concessions, rebates, refunds or favorable payment terms; our history of losses, and the fact that in the past our operating results have and may in the future fluctuate significantly, be difficult to predict, and fall below analysts' and investors' expectations; the effect on the advertising market and our business from difficult economic conditions or uncertainty; the effects of seasonal trends on our results of operations; we operate in an intensely competitive market that includes companies that have greater financial, technical and marketing resources than we do; the effects of consolidation in the ad tech industry; the growing percentage of online and mobile advertising spending captured by closed "walled gardens (such as Google, Facebook, Comcast, and Amazon); our ability to differentiate our offerings and compete effectively to combat commodification and disintermediation; potential limitations on our ability to collect or use data as a result of consumer tools, regulatory restrictions and technological limitations; the development and use of new identity solutions as a replacement for third-party cookies and other identifiers may disrupt the programmatic ecosystem and cause the performance of our platform to decline; the industry may not adopt or may be slow to adopt the use of first-party publisher segments as an alternative to third-party cookies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and privacy; our ability to comply with industry self-regulation; failure by us or our clients to meet advertising and inventory content standards could harm our brand and reputation and those of our partners; our ability to attract and retain buyers and sellers of digital advertising inventory, and increase our business with them; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; the ability of buyers and sellers to establish direct relationships and integrations without the use of our platform; our reliance on large aggregators of advertising inventory, and the concentration of CTV among a small number of large sellers that enjoy significant negotiating leverage; our ability to provide value to both buyers and sellers of advertising without being perceived as favoring one over the other or being perceived as competing with them through our service offerings; our reliance on large sources of advertising demand, including demand side platforms ("DSPs") that may have or develop high-risk credit profiles or fail to pay invoices when due; we may be exposed to claims from clients for breach of contracts; errors or failures in the operation of our solution, interruptions in our access to network infrastructure or data, and breaches of our computer systems; our ability to ensure a high level of brand safety for our clients and to detect "bot" traffic and other fraudulent or malicious activity; our ability to access inventory with high viewability and completion rates; the use of our net operating losses and tax credit carryforwards may be subject to certain limitations; the possibility of adjustments to the purchase price allocation and valuation relating to the Telaria Merger; our ability to raise additional capital if needed; volatility in the price of our common stock; the impact of negative analyst or investor research reports; our ability to attract and retain qualified employees and key personnel; costs associated with enforcing our intellectual property rights or defending intellectual property infringement and other claims; the Capped Call Transactions may affect the value of the Convertible Notes and our common stock; we are subject to counterparty risk with respect to the Capped Call Transactions; the conditional conversion feature of the Convertible Notes, if triggered, may adversely affect our financial condition and operating result; provisions in the indenture for the Convertible Notes may deter or prevent a business combination that may be favorable to our stockholders; failure to successfully execute our international growth plans; and our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies.
We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this press release and in other filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements represent our estimates and assumptions only as of the date of the report in which they are included. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures and Operational Measures:
In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and development and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Revenue ex-TAC, Adjusted EBITDA, Non-GAAP Income (Loss) and Non-GAAP Earnings (Loss) per share, each of which is discussed below.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of Revenue to Revenue ex-TAC," "Reconciliation of net loss to Adjusted EBITDA," "Reconciliation of net loss to non-GAAP income (loss)," and "Reconciliation of GAAP loss per share to non-GAAP income (loss) per share" included as part of this press release.

Revenue ex-TAC:

Revenue ex-TAC is revenue excluding traffic acquisition cost (TAC). Traffic acquisition cost, a component of Cost of Revenues, are what we must pay sellers for the sale of advertising inventory through our platform for revenue reported on a gross basis. Revenue ex-TAC is a non-GAAP financial measure and should not be viewed in isolation. We believe Revenue ex-TAC is a useful measure in assessing the performance of SpotX, and in assessing the performance of Magnite as a combined company with SpotX post acquisition, because it facilitates a consistent comparison against our core business without considering the impact of traffic acquisition costs related to revenue reported on a gross basis. Previously, with respect to SpotX results, we used the term Non-GAAP Net Revenue to facilitate a comparison with our results, but will use the term Revenue ex-TAC going forward.

Adjusted EBITDA:

We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, non-operational real estate expense (income), net, and provision (benefit) for income taxes. We also track future expenses on an Adjusted EBITDA basis, and describe them as Adjusted EBITDA operating expenses, which includes total operating expenses. Total operating expenses include cost of revenue. We adjust Adjusted EBITDA operating expenses for the same expense items excluded in Adjusted EBITDA. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:
•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.
•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.
•Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:
•Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.
•Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.
•Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.
•Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets, merger related severance costs, and changes in the fair value of contingent consideration.
•Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.
•Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, non-operational real estate expenses or income, or contractual commitments.
•Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.
•Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.

Non-GAAP Income (Loss) and Non-GAAP Earnings (Loss) per Share:
We define non-GAAP earnings (loss) per share as non-GAAP income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP income (loss) is equal to net income (loss) excluding stock-based compensation, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, merger related severance costs, transaction expenses, non-operational real estate expenses or income, and foreign currency gains and losses. In periods in which we have non-GAAP income, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, and potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings (loss) per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).
Investor Relations Contact
Nick Kormeluk
(949) 500-0003
nkormeluk@magnite.com
Media Contact
Charlstie Veith
(516) 300-3569
press@magnite.com

MAGNITE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$468,550	$117,676
Accounts receivable, net	401,836	471,666
Prepaid expenses and other current assets	17,368	17,729
TOTAL CURRENT ASSETS	887,754	607,071
Property and equipment, net	28,209	23,681
Right-of-use lease asset	38,033	39,599
Internal use software development costs, net	16,087	16,160
Intangible assets, net	82,293	89,884
Goodwill	158,125	158,125
Other assets, non-current	4,217	4,440
TOTAL ASSETS	$1,214,718	$938,960
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$436,590	$509,315
Lease liabilities, current	8,255	9,813
Other current liabilities	4,114	3,070
TOTAL CURRENT LIABILITIES	448,959	522,198
Deferred tax liability	230	199
Debt, non-current, net of debt issuance costs	388,644	—
Lease liabilities, non-current	31,608	32,278
Other liabilities, non-current	2,921	2,672
TOTAL LIABILITIES	872,362	557,347
STOCKHOLDERS' EQUITY
Common stock	2	2
Additional paid-in capital	751,017	777,084
Accumulated other comprehensive loss	(1,270)	(957)
Accumulated deficit	(407,393)	(394,516)
TOTAL STOCKHOLDERS' EQUITY	342,356	381,613
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,214,718	$938,960

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Revenue	$60,715	$36,295
Expenses (1)(2):
Cost of revenue	20,756	14,003
Sales and marketing	22,589	11,269
Technology and development	14,266	10,693
General and administrative	14,158	9,127
Merger, acquisition, and restructuring costs	2,722	1,930
Total expenses	74,491	47,022
Loss from operations	(13,776)	(10,727)
Other (income) expense:
Interest income (expense), net	143	(144)
Other income	(1,223)	(9)
Foreign exchange (gain) loss, net	15	(698)
Total other (income) expense, net	(1,065)	(851)
Loss before income taxes	(12,711)	(9,876)
Provision (benefit) for income taxes	166	(201)
Net loss	$(12,877)	$(9,675)
Net loss per share:
Basic and Diluted	$(0.11)	$(0.18)
Weighted average shares used to compute net loss per share:
Basic and Diluted	115,296	54,866

(1) Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended
	March 31, 2021	March 31, 2020
Cost of revenue	$85	$101
Sales and marketing	2,461	1,085
Technology and development	1,826	1,183
General and administrative	2,244	1,688
Merger, acquisition, and restructuring costs	377	—
Total stock-based compensation expense	$6,993	$4,057

(2) Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended
	March 31, 2021	March 31, 2020
Cost of revenue	$8,240	$7,011
Sales and marketing	3,984	280
Technology and development	113	100
General and administrative	148	133
Total depreciation and amortization expense	$12,485	$7,524

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
OPERATING ACTIVITIES:
Net loss	$(12,877)	$(9,675)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	12,485	7,524
Stock-based compensation	6,993	4,057
(Gain) loss on disposal of property and equipment	50	(6)
Provision for doubtful accounts	(159)	2
Amortization of debt issuance costs	99	—
Non-cash lease expense	(652)	23
Deferred income taxes	62	161
Unrealized foreign currency gains, net	(375)	(1,083)
Changes in operating assets and liabilities:
Accounts receivable	70,252	58,600
Prepaid expenses and other assets	1,578	(738)
Accounts payable and accrued expenses	(80,074)	(64,250)
Other liabilities	1,392	152
Net cash used in operating activities	(1,226)	(5,233)
INVESTING ACTIVITIES:
Purchases of property and equipment	(1,317)	(2,274)
Capitalized internal use software development costs	(1,955)	(2,337)
Net cash used in investing activities	(3,272)	(4,611)
FINANCING ACTIVITIES:
Proceeds from Convertible Notes offering, net of debt discount	389,000	—
Payment for capped call options	(38,960)	—
Payment for debt issuance costs	(198)	—
Proceeds from exercise of stock options	5,785	23
Taxes paid related to net share settlement	—	(7,485)
Net cash provided by (used in) financing activities	355,627	(7,462)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(256)	(299)
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	350,873	(17,605)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	117,731	88,888
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$468,604	$71,283

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO CONSOLIDATED BALANCE SHEETS
Cash and cash equivalents	$468,550	$71,283
Restricted cash included in other asset, non-current	54	—
Total cash, cash equivalents and restricted cash	$468,604	$71,283

	Three Months Ended
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:	March 31, 2021	March 31, 2020
Cash paid for income taxes	$226	$50
Cash paid for interest	$51	$15
Capitalized assets financed by accounts payable and accrued expenses	$6,050	$338
Capitalized stock-based compensation	$115	$161
Debt issuance costs included in accrued expenses and other liabilities	$1,349	$—
Debt discount, non-cash	$11,000	$—

MAGNITE, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Net loss	$(12,877)	$(9,675)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	4,894	6,464
Amortization of acquired intangibles	7,591	1,060
Stock-based compensation expense	6,993	4,057
Acquisition and related items	2,345	1,928
Non-operational real estate expense (income), net	92	—
Interest expense (income), net	143	(144)
Foreign exchange (gain) loss, net	15	(698)
Provision (benefit) for income taxes	166	(201)
Adjusted EBITDA	$9,362	$2,791

MAGNITE, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP INCOME (LOSS)
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Net loss	$(12,877)	$(9,675)
Add back (deduct):
Acquisition and related items, including amortization of acquired intangibles	9,936	2,988
Stock-based compensation expense	6,993	4,057
Non-operational real estate expense (income), net	92	—
Foreign exchange (gain) loss, net	15	(698)
Tax effect of Non-GAAP adjustments (1)	(588)	(231)
Non-GAAP income (loss)	$3,571	$(3,559)

(1)	Non-GAAP income (loss) includes the estimated tax impact from the expense items reconciling between net loss and non-GAAP income (loss).

MAGNITE, INC.
RECONCILIATION OF GAAP INCOME (LOSS) PER SHARE TO NON-GAAP INCOME (LOSS) PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
GAAP net loss per share (1):
Basic	$(0.11)	$(0.18)
Diluted	$(0.11)	$(0.18)

Non-GAAP income (loss) (2)	$3,571	$(3,559)

Weighted-average shares used to compute basic net loss per share	115,296	54,866
Dilutive effect of weighted-average common stock options, RSUs, and PSUs	13,093	—
Dilutive effect of weighted-average ESPP	90	—
Non-GAAP weighted-average shares outstanding (3)	128,479	54,866
Non-GAAP income (loss) per share	$0.03	$(0.06)

(1) Calculated as net income (loss) divided by basic and diluted weighted-average shares used to compute net income (loss) per share as included in the consolidated statement of operations.
(2) Refer to reconciliation of net loss to non-GAAP income (loss).
(3) Non-GAAP (income) loss per share is computed using the same weighted-average number of shares that are used to compute GAAP net loss per share in periods where there is both a non-GAAP loss and a GAAP net loss.

MAGNITE, INC.
REVENUE BY CHANNEL
(In thousands, except percentages)
(unaudited)

	Revenue
	Three Months Ended
	March 31, 2021		March 31, 2020

Channel:
CTV	11,976	20%	$—	—%
Desktop	20,851	34%	15,296	42%
Mobile	27,888	46%	20,999	58%
Total	$60,715	100%	$36,295	100%

SPOTX, INC.
RECONCILIATION OF REVENUE TO REVENUE EX-TAC
PRELIMINARY AND UNAUDITED

Three Months Ended
March 31, 2021
Revenue(1)	$48,031
Less traffic acquisition costs reflected in cost of revenue	16,859
Revenue ex-TAC(1)	$31,172

(1)	In future periods, we intend to reconcile Revenue ex-TAC to gross profit. We are unable to provide this reconciliation to gross profit at this time, due to the recent April 30, 2021 closing date of the acquisition and the preliminary nature of SpotX's expense classifications for Q1 2021.